Exhibit 10.11

                 EXTENSION/MODIFICATION RESEARCH COLLABORATION
                               AGREEMENT BETWEEN
            THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK
                                      AND
                                  B TWELVE LTD

                               Modification No. 1
                           R.F. Account No. 412-6544A


     The Agreement heretofore entered into between THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK (Foundation) and B TWELVE LTD (Contractor) made effective as of the 19th day of August, 1999 is hereby amended as follows:


     1. Amend Article I Evaluation of the Antibodies to the following subparts;

          e) In addition to providing the existing murine-antibodies as provided in subparagraph a.., Foundation will also provide transcobalamin II (TCII) protein to Collaborator, an perform certain other related responsibilities, in accordance with the Research Plan Amendment. It is understood and agreed that Collaborator will share the TCII with a Research Laboratory designated by Foundation and Collaborator, for the sole purpose of enabling the Research Laboratory to generate humanized monoclonal antibodies (human-mAB). Transfers of TCII to the Research Laboratory will occur only after the Research Laboratory has executed a Confidentiality Agreement which, among other provisions, prohibits the Research Laboratory from making any commercial use of the TCII or human-mAB, unless Research Laboratory first obtains a license from Foundation. Any costs incurred by Research Laboratory in preparing the human-mAB will be borne solely by Collaborator and /or Research Laboratory. Moreover, the results of services performed by Research Laboratory will be considered work-for-hire. Consequently, Collaborator will assure that human-mAB prepared by Research Laboratory, as well as technical information and data concerning human-mAB, are shared with Foundation.

          f) Ownership of intellectual property resulting form activities under this agreement, and allocation of license and other rights, will be determined by Foundation and Collaborator based on their respective intellectual contributions to the development of such intellectual property.



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     2.   Amend Article III, Performance of Research, subpart 14 award to add the following:

          a) i. In addition to Phase I support totaling $124,862.00, SPONSOR agrees to pay UNIVERSITY the additional sum of One Hundred Twenty Nine Thousand Eight-Hundred Fifty-Six Dollars ($129,856.00) for th additional Research obligations described in Exhibit B as amended and attached. This additional compensation, as shown by approximate category of expense described in Exhibit C as amended and attached, shall be payable according to the following schedule:

Payment Date                  Research Period                    Payment Amount
------------                  ---------------                    --------------

1.  Oct. 31, 2000        1.  Aug. 1 - Oct. 31, 2000              1. $32, 464.00
2.  Nov. 31, 2000        2.  Oct. 1 - Jan. 31, 2001              2. $32, 464.00
3.  Jan. 1, 2001         3.  Feb. 1 - Apr. 30, 2001              3. $32, 464.00
4.  May 1, 2001          4.  May 1 - July 31, 2001               4. $36, 464.00


     3.   Amend Article 15. Basic Term as follows:

          This agreement shall continue in force for two (2) years, from August 1, 1999 through July 31, 2001.

     4. Except as amended as herein above set forth, the said agreement between the parties is hereby ratified and confirmed and shall continue in full force and effect according to its terms.


THE RESEARCH FOUNDATION OF                   B TWELVE LTD
STATE UNIVERSITY OF NEW YORK


By: /s/ Robert S. Mason                      By: /s/ Uri Sagman
   --------------------------------              ------------------------------
    Robert S. Mason                              Uri Sagman
    Contract and Grant Specialist                President & CEO
    Office of Sponsored Program Services

Dated: 11/01/00                              Dated: Feb. 27, 2001
       ------------------                          -----------------------


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                              EXHIBIT B AMENDMENT
                                 (October 2000)

Research Objectives for the 2nd Year

1. Purify additional TCR for monoclonal Ab production and protein sequence determination.

2. Initiate production on monoclonal Ab to human TCR in collaboration with Medarex, Inc. We propose the following outline for this project:

     o    Inject 3 transgene mice with 10g of purified TCR.

     o This is to be followed by two additional injections of 5 g each at 10-15 day intervals or at an interval to be determined after discussions with Medarex.

     o The mice are to be bled 2 weeks after the last injection and serum sent to SUNY-Downstate for testing. Medarex will also screen for anti TCR antibodies by ELISA assay. We will provide the antigen for this analysis.

     o We will test each of the samples for anti TCR antibodies that block the uptake of TCII-Cbl by K562 cells. Results of this test will determine the next stage of mAb production.

     o Assuming that one, or all three mice will be used for the next stage of mAb generation; the fusion of spleen derived lymphocytes with myeloma cells. Culture medium from positive wells by ELISA assay will be sent to SUNY-Downstate for identifying samples containing anti TCR antibodies that block the uptake of TCII-Cbl.

3. Test Cbl analogues for binding to TCII. This aspect of the project will proceed as the availability of Cbl analogues synthesized by Dr. Steve Wilson at NYU become available and may be extended to include testing the effect of these analogues on TCII-Cbl uptake and cell growth in cultured cell lines.


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                                   EXHIBIT C
                            AMENDMENT (October 2000)

                      Proposed Budget for the Second Year
                      -----------------------------------

Personnel                   Effort      Base Salary     Benefits        Total
---------                   ------      -----------     --------        -----

Edward C. Quadros, Ph.D.      40%         $34,533        $10,187       $ 44,720
Research Associate           100%         $36,538        $10,779       $ 47,317

                                   Subtotal:                           $ 92,037

Supplies
--------

Reagents and Radioisotopes                                             $ 20,800
Sterile disposable plasticware
Laboratory Supplies

Travel
------

Scientific Meetings                                                    $  2,080

Subtotal Direct Costs                                                  $114,917
Indirect Costs @ 13%                                                     14,939

Total Costs                                                            $129,856